EXHIBIT 32
                                                                      ----------


      Certifications of Chief Executive Officer and Chief Financial Officer
           Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002.


     In connection with the Annual Report of the Company on Form 10-KSB/A for the period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, that to his knowledge:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.



               /s/  Jon  R.  Latorella
               Jon  R.  Latorella
               President  and  Chief  Executive  Officer
               August 19, 2004


               /s/  James  C.  Fields
               James  C.  Fields
               Acting  Chief  Financial  Officer
               August 19, 2004